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                                                                    Exhibit 99.2




                            SEAGATE TECHNOLOGY, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                               November 21, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEAGATE TECHNOLOGY, INC.

The undersigned hereby appoints Lawrence Perlman and Gary B. Filler, or either of them, each with full power of substitution, to represent the undersigned at the special meeting of stockholders of Seagate Technology, Inc. and at any adjournments or postponements of the special meeting, and to vote, as designated below, the number of shares the undersigned would be entitled to vote if personally present at the special meeting. The special meeting will be held at 9:00 a.m. Pacific Time on November 21, 2000 at _______ located at _____________.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                          YOU VOTE FOR PROPOSAL NO. 1
                            AND FOR PROPOSAL NO. 2.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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Please mark exactly as indicated in this sample: [x]

1. To authorize and approve a Stock              FOR    AGAINST    ABSTAIN
   Purchase Agreement, dated March 29,           [ ]      [ ]        [ ]
   2000, as amended, by and among Suez
   Acquisition Company (Cayman)
   Limited, Seagate Technology, Inc.
   and Seagate Software Holdings,
   Inc., and the sale by Seagate
   Technology, Inc. of all its
   operating assets.


2. To adopt and approve an Agreement             [ ]      [ ]        [ ]
   and Plan of Merger and
   Reorganization, dated as of March
   29, 2000, as amended, by and among
   VERITAS Software Corporation, a
   wholly owned subsidiary of VERITAS
   Software Corporation, and Seagate
   Technology, Inc., and the merger of
   Seagate with a wholly owned
   subsidiary of VERITAS Software
   Corporation pursuant thereto.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN
ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.
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Signature(s): ______________________________________ Date: ________________ 2000


Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.


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